UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2011

VIKING SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-49636	86-0913802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Flanders Road, Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

(508) 366-3668
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2011, the Board of Directors of Viking Systems, Inc. (the “Company”) adopted changes (the “Amendment”) to the Bylaws of the Company to reflect current practices and to correct minor administrative and typographical errors. The Amendment became effective immediately upon its adoption. The Amendment included amendments to:

•	Section 2.10, to clarify how shareholder votes and broker non-votes will be counted at shareholder meetings;

•	Section 7.9, to amend the section to reflect electronic share delivery and current stock transfer practices; and

•
Section 9.1, to replace the section in its entirety and correct an administrative error as the language inserted under the heading of Section 9.1 in the Company’s SEC filing of its Bylaws dated March 31, 2008 did not reflect the language in Section 9.1 in the Company’s actual operating Bylaws. The restated Section 9.1 outlines the Company’s indemnification of its directors and officers.

The foregoing description of the Company’s Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, filed as Exhibit 3.2 to this report.

Item 9.01 Financial Statements and Exhibits.

3.2	Amended and Restated Bylaws of Viking Systems, Inc. dated November 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING SYSTEMS, INC.

Date: November 17, 2011	By:	/s/ Robert Mathews
	Name:	Robert Mathews
	Title:	Chief Financial Officer